UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2006

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1388 North Tech Boulevard, Gilbert, AZ 85233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:        (480) 556-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Effective with the opening of escrow on April 18, 2006, Catalytica Energy Systems, Inc. (the “Registrant”) entered into a Purchase and Sale Agreement dated April 18, 2006 (the “Sale Agreement”) with Wilshire Property Company, LLC, a California limited liability company (the “Buyer”) to sell the Registrant’s approximately 43,000 square foot corporate headquarters and manufacturing facility located in Gilbert, Arizona (the “Building”) to the Buyer.

The purchase price payable by the Buyer to the Registrant under the Sale Agreement is $4,775,000 (the “Purchase Price”), consisting of the Buyer’s assumption of the remaining balance owed by Registrant under the loan securing the Building (the “Loan”), which was approximately $2,829,515 as of March 31, 2006, and the payment to the Registrant of the difference between the Purchase Price and the balance of the Loan at closing. Under the terms of the Sale Agreement, the Buyer has a 30-day period commencing with the opening of escrow to conduct a due diligence and feasibility investigation on the proposed purchase of the Building (the “Feasibility Period”) and may terminate the Sale Agreement for any reason without penalty prior to the termination of the Feasibility Period. Provided that the Buyer does not terminate the Sale Agreement prior to the expiration of the Feasibility Period, the earnest money deposit of $100,000 by the Buyer will become nonrefundable. The Sale Agreement provides that the close of escrow associated with the purchase of the Building (the “Closing”) must occur within 30 days following the end of the Feasibility Period or the escrow deposit becomes payable to the Registrant as satisfaction for the failure to close the acquisition of the Building.

The Sale Agreement provides that if the Closing occurs, the Registrant will enter into a one-year lease with the Buyer (the “Registrant Lease”) commencing at the Closing, at a monthly base rent of $15,704.44 for 15,606 square feet of office space currently used by the Registrant, with the Buyer responsible for all expenses except for electricity and janitorial expenses. Under the terms of the Sale Agreement, the Registrant would continue to use the 11,576 square feet of warehouse space currently used by the Registrant for manufacturing and storage until July 31, 2006 without additional cost, and would be required to vacate such space no later than the end of such period. The Buyer may terminate the Registrant Lease at any time upon 60 days prior written notice to the Registrant. In addition, if the Closing occurs, the Registrant has agreed to guarantee (i) the current lease of Transcription Express, Inc., currently a tenant of the Registrant at the Building, until February 28, 2007, and (ii) the base rent under that lease from March 1, 2007 through May 31, 2007. Transcription Express currently pays rent to the Registrant of $7,787 per month. Under the Sale Agreement, the Registrant will also make certain representations and warranties regarding, among other things, the status and condition of the Building.

If the Closing occurs, the Registrant would receive a return of a security deposit relating to the Building in the amount of $229,261. The Registrant is responsible for the payment of one-half of all escrow costs and real estate commissions of approximately $143,250. If the sale of the Building closes in accordance with the terms of the Sale Agreement, the Registrant expects to record a gain on the sale of approximately $700,000.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement and the exhibits thereto, which are attached as Exhibit 10.1 hereto and incorporated by reference in their entirety herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Federal securities laws and is subject to safe harbors created therein.  These forward-looking statements include, but are not limited to, those regarding the Registrant’s expectations regarding the amount and timing of the recording of the gain resulting from the sale of the Building and the amount and timing of the receipt of any funds from any such sale.

These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risks associated with the Feasibility Period, the risk that the Buyer may elect to terminate the Sale Agreement prior to the end of the Feasibility Period, and the ability of the Buyer to close the purchase of the Building, together with the development generally of the Registrant’s overall strategic objectives and the other risks set forth in the Registrant’s most recently filed Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Registrant undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Document
10.1	Purchase and Sale Agreement dated April 18, 2006 between the Registrant and Wilshire Property Company, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

	By:	/s/ Robert W. Zack
Robert W. Zack, President, Chief Executive Officer and Chief Financial Officer

Date: April 21, 2006

EXHIBIT INDEX

Exhibit Number	Document
10.1	Purchase and Sale Agreement dated April 18, 2006 between the Registrant and Wilshire Property Company, LLC